UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2007

PSIVIDA LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Commonwealth of Australia	000-51122	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 12 BGC Centre

28 The Esplanade

Perth WA 6000

Australia

400 Pleasant Street

Watertown, MA 02472

U.S.A.

(Address of principal executive offices)

Registrant’s telephone number, including area code (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 31, 2007, pSivida Limited issued a press release announcing that it had filed its Quarterly Cash Flow Statement for the quarter ended September 30, 2007 with the Australian Stock Exchange. A copy of the press release is furnished as Exhibit 99.1 hereto. A copy of the Quarterly Cash Flow Statement is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

99.1	Press release of pSivida Limited, dated October 31, 2007
99.2	Quarterly Cash Flow Statement of pSivida Limited for the quarter ended September 30, 2007

The information contained in this report (including Items 2.02 and 9.01) and the exhibits hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA LIMITED

Date: November 2, 2007

By:  /s/    Michael J. Soja

        Name:  Michael J. Soja

        Title:    Vice President, Finance and

                      Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press release of pSivida Limited, dated October 31, 2007

99.2	Quarterly Cash Flow Statement of pSivida Limited for the quarter ended September 30, 2007